                                                                  EXHIBIT (A)(4)

    LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER
                                    NOMINEES

                                 Exhibit (a)(4)

MACKENZIE PARTNERS, INC.

                          OFFER TO PURCHASE FOR CASH
                       13,933,000 SHARES OF COMMON STOCK
                                      OF
                                OHM CORPORATION
                                      AT
                             $11.50 NET PER SHARE
                                      BY
                                 IT-OHIO, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                     INTERNATIONAL TECHNOLOGY CORPORATION

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 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M.,
 NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS THE OFFER IS
 EXTENDED.
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                                                               January 16, 1998

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

  We have been engaged to act as Information Agent in connection with the offer by IT-Ohio, Inc., an Ohio corporation ("Purchaser"), which is a newly formed, wholly owned subsidiary of International Technology Corporation, a Delaware corporation ("Parent"), to purchase 13,933,000 shares of common stock, par value $0.10 per share (the "Shares"), of OHM Corporation, an Ohio corporation (the "Company"), at $11.50 per Share, net to each tendering shareholder in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated January 16, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the offer to Purchase, constitute the "Offer").

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED
  BY THE EXPIRATION DATE AND NOT WITHDRAWN AT LEAST 13,933,000 SHARES OF
    COMMON STOCK, $0.10 PAR VALUE PER SHARE, OF THE COMPANY. THE OFFER
       IS ALSO CONDITIONED ON THE SATISFACTION OR WAIVER OF CERTAIN
          OTHER CONDITIONS, INCLUDING RECEIPT BY PURCHASER AND
              THE COMPANY OF CERTAIN REGULATORY APPROVALS,
                 WHICH ARE DESCRIBED IN SECTION 15 OF
                     THE OFFER TO PURCHASE.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. Offer to Purchase dated January 16, 1998;

    2. Letter of Transmittal to be used by shareholders of the Company in accepting the Offer and tendering Shares;

    3. Letter to Shareholders of the Company from the Chairman, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    4. Letter to Clients which may be sent to your clients for whose account you hold Shares in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed in a timely manner;

                               Exhibit (a)(4)-1

    6. Guidelines for certification of taxpayer identification number on substitute Form W-9; and

    7. Return envelope addressed to BankBoston, N.A., as Depositary.

  THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (AS DEFINED BELOW), INCLUDING WITHOUT LIMITATION, THE OFFER AND THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE OFFER, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. ACCORDINGLY, THE COMPANY'S BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for up to 13,933,000 Shares validly tendered pursuant to the Offer on or prior to the Expiration Date and not withdrawn in accordance with the provisions set forth in this Offer to Purchase. The term "Expiration Date" shall mean 9:00 A.M., New York City time, on Tuesday, February 17, 1998, unless and until Purchaser, in its sole discretion (subject to restrictions set forth in the Offer to Purchase), shall from time to time have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Purchaser, shall expire.

  If at any scheduled Expiration Date any of the conditions to the Offer has not been satisfied or waived, at the request of the Company from time to time, Purchaser shall extend the Offer for a period not to exceed ten business days (as defined in the Offer to Purchase) after the previously scheduled Expiration Date of the Offer; provided, however, in no event shall Purchaser be obligated to extend the Offer beyond March 31, 1998. Purchaser expressly reserves the right, in its sole discretion (but subject to the terms and conditions set forth in the Offer to Purchase), including the occurrence of any of the conditions specified in Section 15 of the Offer to Purchase, at any time and from time to time, to extend for any reason the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the rights of a tendering shareholder to withdraw such shareholder's Shares. If Purchaser extends the Offer, or if Purchaser (whether before or after its acceptance for payment of Shares) is delayed in its payment for Shares or is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to Purchaser's rights under the Offer, the Depositary may retain tendered Shares on behalf of Purchaser, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in the Offer to Purchase. However, the ability of Purchaser to delay payment for Shares that Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act.

  For a shareholder to validly tender Shares pursuant to the Offer, either (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase, and either certificates for Shares ("Share Certificates") for tendered Shares must be received by the Depositary at one of such addresses or such Shares must be delivered pursuant to the procedure for book-entry transfer set forth, in each case prior to the Expiration Date, or (ii) the tendering shareholder must comply with the guaranteed delivery procedures set forth in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for shares, regardless of any extension to the Offer or any delay in making such payment pursuant to the Offer.

  Neither Parent nor Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will upon request, reimburse you

                               Exhibit (a)(4)-2
for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary and certificates representing the tendered Shares should be delivered, or such Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 in the Offer to Purchase.

  Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc. at its address and telephone number set forth on the back cover page of the Offer to Purchase.

  Additional copies of the enclosed materials may be obtained from the undersigned, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885.

                                          Very truly yours,

                                          MacKenzie Partners, Inc.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

                                Exhibit (a)(4)-3